Exhibit 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of SeaChange International, Inc. (the “Company”) on Form 10-K for the year ended January 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William L. Fiedler, Chief Financial Officer, Vice President, Finance and Administration, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WILLIAM L. FIEDLER
William L. Fiedler Chief Financial Officer, Vice President, Finance and Administration, Treasurer and Secretary April 28, 2003

A signed original of this written statement required by Section 906 has been provided to SeaChange International, Inc. and will be retained by SeaChange International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.